UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 19, 2018

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-9022

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2018, HealthLynked Corp. (the “Corporation”) entered into Amendment #4 (the “Amendment”) to the Investment Agreement, dated July 7, 2016 (the “Investment Agreement”), by and between the Corporation and Iconic Holdings, LLC (the “Investor”). The Investment Agreement permits the Investor to invest up to $3,000,000 to purchase the Company’s common stock (the “Equity Line”). The shares of common stock underlying the Equity Line were registered for resale with the U.S. Securities and Exchange Commission on Form S-1 (File No. 333-217309) and declared effective on May 30, 2018.

The Amendment amends Section 2.3 of the Investment Agreement pertaining to the “put formula” that is used to calculate the maximum amount the Corporation is entitled to request from the Investor in a put notice (a “Put”) under the Equity Line. The maximum dollar amount for each Put was increased from one hundred fifty thousand dollars ($150,000) to three hundred thousand dollars ($300,000). The Corporation is only permitted to issue a Put to the Investor once every ten (10) trading days.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment #4, dated June 19, 2018, to the Investment Agreement, dated July 7, 2016, by and between the HealthLynked Corp. and Iconic Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthLynked Corp.

Dated: June 20, 2018	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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